Exhibit 28(j)(4)
CONSENT OF COUNSEL
          We consent to the reference to our Firm under the heading “Counsel” in the Registration Statement on Form N-1A of Comstock Funds, Inc. as filed with the Securities and Exchange Commission on or about August 29, 2011.
/s/ Paul Hastings LLP
PAUL HASTINGS LLP
New York, New York
August 29, 2011